EXHIBIT 3.18
” All meetings of the stockholders shall bè held at. . j the office of the corporation in the City of Minneapolis» .in the State of Minnesota.
SECTIOH 2* AHÎSTOAL ÎÎL1SGÎIQB OJ1 BÏKBCTORSr :: The annual meeting of the stockholders for the elec- ..“r*
tion of director**’ and the transaction o- ^cti.^r “busi ness; shall “be held on the third Monday of January in ‘” ‘ ‘ :” . each year at 7 o’clock I>* VU At each annual meeting» the stockholders entitled to vote shall by plurality vote» “by ballot» elect a board of directors» and the stockholders tnay transact such other corporate busi ness as shall properly come before the meeting*
Ho change of the time or pluce of a meeting for the election of directors, as fixed by xhe by-laws,

frftall Remade Within “sixty ‘(‘60} dajhs” next before : *’ :” the day .on which such election-is to i>e held» In -case of any change in such time or place for such ‘election of directors, notice thereof a hall be"'
- ^. .^Aven^t^.eçich stockholder^ entitled to.vote* in per- . ...,..^.j” Boiij. or by. letter mailed- to hie last knmn post
r,: : ...’ogfriôa-, address». twenty, < 20} days before the el ec*.. > *?*.. tionia.held» .’ :.:’*, ‘ .[ . “ .,”.’..
- “... SBCTXOMT”.a* . VÛSIJsrq* Each stockholder en titled to vote in accordance with thé terme of the Certificate of Incorporation and in accordance with the provisions of these by-laWa shall be entitled to one vote» in person or by proxy* for each share pf.stock, entitled to vote held by such stockholder* ; ..;
Arfter the first election of directors, except v>here . the transfer books of the corporation, shall have been closed or a date shall have been fixed as the record date for the determination of its stockholders entitled* to vote, as hereinafter provided in Section 4 of Article VI, no share of stock shall be voted on at any election for directors which shall have been transferred on the booke of the corporation within twenty day a next preceding such election» *£he vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by plurality vote except as otherwise provided by the Certificate of Incorporation and/or by the laws of the State of Delaware.

SECTION 4. QUORUM: Except as provided in the next section hereof, any number of stockholders together holding at least fifty-one per cent of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.

SECTION 5. ADJOURNMENT OF MEETINGS: If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by a majority of the stockholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the stockholders entitled to receive the same, such notice also containing a statement of the purpose of the meeting and that the previous meeting failed for lack of a quorum, and that

,. under the provisions of, this Section it is proponed to hold the adjounred meeting with a quorum of those present» then any number of stockholders, in peraon or by proxy»..sîmil-. constitute a quorum at ,- :.. such meeting unless otherwise[1] provided by statute;.
SECTION 6. ‘ SHSCIAL MBBSHMH34 ; HOW” GALLED* . Special meetings of the ‘stockholders f orvâny“pur- -r’Jf poi$e or .purposes moy? bs- called, by. .the Kr^eeident orv -, . . ;, Secretary» and. shall b<e called upon a,, requisition ~ in writing therefor, stating the.purpose or purposes thereof, delivered to the President or Secretary, signed by a majority ôf the directors or hy fifty : per cent in interest of the stockholders entitled to- vote, tox by resolution of the directors*
8BCSICW7; jaOTICÏÏ OF STOÛKHOLDSES» MEET- -I&GSs Written or printed notice, stating* the place and time of the meeting, and the general nature of the business to be considered, shall be given by the Secretary to each stockholder entitled .to vote thereat at his last knovsn post-office address, at least eeven days before the meeting in the case of an annual meeting, and five days before the meeting in the case"* of a special meeting*

ABTICLB II BIRÏÏCTOBS SECTION I* SUMEBR» ISftMf QUORUMS The number of directors .shall be at least three persons. She directors shall be elected-at the annual. meeting of the stockholders and shall serve for one year and “•! ; until 3uc ce s à “ors axe elêèted’^â. shall qualify; pro- ^ “
vided, that in the event :of failure to hold.such. •’.;<-* -?. .. meeting 6r to hold, such’election at such meeting» it t may he held at hw special meeting of the stocJsfioiders called for that purpose» •
Â majority of the directors shall constitute a quoxuta for the transaction of business. If at any meeting of the Board there shall be less than a quorum : present» a’majority of those present may adjourn the meeting from time to time until a quorum is obtained» and no further notice thereof need be given other th&n by announcement at said meeting which shall be so adjourned.
SBOTIOH 2« FIRST 1ŒBTIHG* The nëvily elected directoremay hold their first meeting for the purpose of organization and the transaction of business» if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

SECTION 3. ELECTION OF OFFICERS: At the first meeting, or at any subsequent meeting called for the purpose, the directors shall elect from their number a President, first Vice-President and a Treasurer. They may also elect one or more Vice-Presidents, an assistant Treasurer and an assistant Secretary, who need not be directors. All such officers shall hold office until the next annual election of officers and until their successors are elected and qualify.

SECTION 4. REGULAR MEETINGS: Regular meetings of the directors may be held on three days notice at such places and times as shall be determined from time to time by resolution of the directors.

SECTION 5. SPECIAL MEETINGS: HOW CALLED: NOTICE: Special meetings of the board may be called by the President or by the Secretary on the written request of any two directors on three days notice to each director.

SECTION 6. PLACE OF MEETING: The directors may hold their meetings and have one or more offices,

and keep theVooka of the corporation* outside the State of.ûelamre, at my office or offices of the * corporation, or at any other place as they may from time to time “by resolution determine; provided, however, .that’aduplicate, etock ledger shall always ..,- be kept at the principal office in Delaware»
V SECTION 7* GEHEHÂL POWESS Off BIHBCTOBS.»’ Thé Board of Directors shall have the management of the business of the corporation, and subject to the ... ; restrictions imposed by law, by the Certificate of Incorporation, or by these by-lavss, may exercise all the povcers of the corporation,
S&CTIOH 8* SEBCmC POWERS Off BIB2SCTORS t
Without prejudice to such general powers it is hereby expressly declared that the directors shall have the .’ r following powers» to ^it; [1) To adopt and alter a common seal of the corporation*
1.2) To make and change regulations, not in~ consistent v*ith these by-laws, for the management of the corporation[1]s business and affaire»
13} To purchase or otherwise acquire for uhe corporation any property, rights or privileges v*hich the corporation is authorized to acquire*
^4) To $®y for uny property purchased by. the corporation either wholly or partly in money, stock,

.; bonds, d-ebentures or other securities of the corporation; (3) To borrow money and to’make and issue notes, bonds» arid other.negotiable and transferable instruments» mortgages» deeds of trust and trust agreements’, and to. do every act and thing necessary to effectuate the same*
1.6)- To remove any officer for .cause» or ; ‘ any officer other than the President summarily without cause, and in their discretion» from time to .time» to. devolve the powers and duties of any officer... upon ariy other person for the time being»
17) To appoint arid remove or suspend auch subordinate officers» agents, or factors as th^y may deem necessary and to determine their duties» and fix* and from time to time to change their salaries or re*’ —muneraiion, and to require security as and ishen they think fit*
£8) To confer upon any officer of the corporation the po^ser to appoint» remove and suspend subordinate officers, agents and factors*
19) To determine ^ho shall be authorized on the corporation’s behalf to make and sign bills» notes» acceptances, endorsements» checks » releases» receipts» contracts and other instruments*
(10J To determine who shall be entitled to vote in the name and behalf of the corporation upon, or to assign and transfer» any shares of stock» bonds, or other securities of other corporations held by this corporation^ ill) To delegate any of the powers of the board in relation to the ordinary business of the corporation to any standing or special committee» or to any officer or agent» upon such terms as they think fit,
(12) To call special meetings of the stock-holders for any purpose or purposes»

, . SECTIOH 9* . G0MPENS4ÏX0H OJâ[1] BIBSGTOHSï .. Directors-shall not receive any stated aalary for their services as directors» “but “by resolution of the, “board a fixed fee and expenses of attendance may be allowed for attendance at each meeting* Nothing herein contained* shall be aonetrued to.preclude any director from serving the corporation in any, other capacity as an officer* agent or other-Wïae’» and receiving compensation tiierefor»
ART1CLB III COMHITIJaaS SBCTIOH 1.. The Board of Directore may, hy resolution or resolutions, passed by a majority of the Mhole board» designate one or more committees! each committee tcoonaist of t^o or more of the direct-tors of the corporation» %hich> to the extent provided in said reeolution or resolutions or in xheee by~lav*s, ehall have and may exercise the povjere of the Board of Directors in the management of the business and affairs of the corporation» and may have povier to authorise the aeal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such nuae cr nameg as may be stated in these by-l&v*s or au may be determined from time to time by resolution adopted by the i5oard of directors* ,SE0TI0¥2* The committee shall keep * regular minutes of their proceedings and report . .
:. , .the same... to the bo&rdUv; hen. required; • .. •.., — ‘. OFFICERS’ .. ‘
SECTION 1* The officers o;£ the corpora-’ tion» in,addition to the directors, shall lae a President, one or more Vice-Présidents» a Secretary» a ïreasurer, and such other officers aa may from time to time be elected or appointed by theBoard of Di-reetors* One person may hold the offices of Secre~ tary and Treasurer ‘or Vice-president.and Secretary, or Vice-president and Treasurer.
SBCTIOiT” 2, ABIDES?s The President shall •when preeent preside at all meetings of the directors, . and act as chairman at, and call to order all tneet~ inge of the stockholder s and he a hall have power to call special meetings of the stockholders and directors for any purpose or purposes, appoint and discharge, subject to the approval of the Uirectors#

employee andagent of the coloration and “fix their compensation.» make and sign contracts and agreements
, in the name and behalf of the corporation, and ^hile .“the, directors and or “committee’s are not in session he shall hare general management.,and “control of thje busi- ( : . ness and affaire of the corporationi he shall see
.. that the. books.»-.-, report^. a tat em enta andcertificates- * %’ , required by the statute under «hicfc this corporation , is’ organized or any other lav?s applicable thereto ; are properly kept, made and filed according to lavH and he shall generally do and perform all acts incident to the office of President, or ^hich are authorized or required by la^s*.
S1GTI0H 3, VIOB-PHffilMfflT* The first Vice- -•• President shall» in case of the absence or inability of the President to serve, perform all the duties . and exercise all. the functions, of the Président «
SECTION 4. S3SCRBÏARY* The Secretary shall give» or cause to be given» notice of all meetings of stockholders and directors» and all other notices required by lav^ or by these by-laiss» and in case of his absence or refusal or neglect so to do» any such notice may be given by any person thereunto directed by the President, or by the directors» or stockholders» Upon .-whose requisition the meeting is called aa pro-yi&.ed in theae by-lawe* He shall record all the proceedings of the meeting.» of the corporation and of ... — the directors in a; boolc to be iep.t for that- purpose . and shall perform such other duti^a ae may he assigned f *. to him. by “the* directors* or tie’Pfefîid^nt^-.îîe- a ball-’ • J” • havs the cuetody of the. seal of the .cbrppr&tion and: :>.. shall >&ffix the same to all instrumente requiting itf when authorized by- the directors.or the-President» and .attest the.same* <&e shall be svsorn to the faithful discharge of hie duties»
. BBOTIOÏT 5, . THBABBBJfiR* * The Ireasurer shall have the custody of all funds» securities* evidences of indebtedness and other valuable documents of the oorporationi he; ahhll receive and give or cauee to be given receipts and acquittances for moneys paid in onrfaccount of the corporation and shall pay out of the funds on hand all just debts of the corpora- . tion of whatever nature upon maturity of the saaej he shall enter or cause to be entered in bocJce of the corporation *. o be kept for that purpoee full and accurate accounxe of all moneys received and paid out on account of the corporation, and, whenever required by the.President ox the directors, he shall render a statement of hie*cash accounts; he shall keep[v]or . cause to ha kept such* other books aa ^ill shovi a true .- .,. . record of the expensest losses*» gains, assets and li- abilities of the corporation! he shall» unless other wise determined by the directors, have charge of the . original stock hooks, transfer hooks and stock ledgers and act as transfer agent in-respect of the stock and . securities of the corporations and he shall perform . all of the other duties incident to the office of Treasurer. The Treasurer may he required to give the corporation a bonds for. the faithful discharge of his dutiesê
SECTION 6» . Except as in the by-la^a specially provided or as authorized hy resolution of .the Board of Directors, no officer -except the President, first Vice-president arid Treasurer shall have the povser to. enter into or execute contracts, hills, notes, checks or other instruments binding the corporation»
ARÏICLB V R2SSICBfATIOKSt ÏILLIKG OP VACANCIES l ISCKBASB 01 HUKHKR 02 DIRECTORS
SECT!OK I. KKSIiHiATIOKSt Any director, naeraber of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if not time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 2. FILLING OF VACANCIES: If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 3. INCREASE OF NUMBER OF DIRECTORS: The number of directors may be increased at any time by the affirmative vote of a majority of the directors (or, by the affirmative vote of a majority in interest ofthe stockholders), at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

CAPITAL STOCK SEOÏIOH I* GKRIIPIOATBB’OI BTOOKt Cer tificate^ of stock, numbered and with the seal of the . corporation, affixed» eigned by the President» or . . firat Vice-President,’ and by the Treasurer or Secre tary Shall-be issued, to each stockholder certifying — the ;nun(ber of ..sharee* .owned by him rn the, corporation* . When euch certificates are signed by a transfer agent or an assistant transfer agent or by a transfer .clerk acting on behalf of the corporation and a registrar tï e signatures of euch offices day be fac similes*
SBCTIOH 2. LOST CERTIFICATES* A new certificate of stock may be issued in the >£iace of any certificate theretofore issued by the corporation, alleged to have[1] been lost or destroyed, and the directors «ay» in their discretion» require the ovmer of the lost or destroyed certificate, or his legal representatives» to give the corporation a bond» in such sum ae they may direct, not exceeding double the value of the etoek, to indemnify the company against any claim that may be made against it on account of the alleged loss of any such certificate,

% ‘SECÏIQB 3. ‘TRJUJBSER OF SHAKES « The’ .shares of stock, of the corporation shall be transferable only upon its books by the holders thereof
t in person or by their duly authorised attorneys of’ . legal représentative and solely” in conformity y.ith the restrictions[1] or conditions imposed upon said.
. stock in the Certificate-of Incorporation! and upon such transfer the old certificate*! shall be surrendered, to tfte corporation-by the deliver tfaei-eof to the person, in charge of the stock and transfer’ books and ledgers» or to such other person as the directors may’designate» by whom* they shall be cancelled, and neiiï certificates shall thereupon be issued» A record shall be made of each transfer» and a duplicate, thereof mailed to tte .Delaware office» and whenever a transfer shall be. made fox
. collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. SECTIÛH 4, CLOSING OP TRAFSESB BOOKS:. The board of directors shall have power to close the stock tranefer books of the corporation for a period not exceeding forty days preceding the date of any meeting of etocirrbolders or the date for payment of any dividend or the date for the allotment, of rights or the date ^hen any change or conversion .or ex-change of capital stock ahall go into effect; provided% however, that in lieu of. closing the . s took transfer “books as aforesaid», ., .the’hoard of directors may fix inv advance a date, pot exceeding forty days preceding the date of — any meeting.of atoc&holdera or the date for the ~ payment of any dividend», or the date for the allot- 0 wed% of rights» or the “date when any change or con- version or exchange of capital stock shall go into effect, as a record date foi» the determination of .’ • the stockholders entitled to notice of, and to vote at» any such meeting, or entitled*to receive payment of 5any.Àsuchr&ividènds» or to any such allotment of rights, or to exercise the righta in reapect to any. . auch change» conversion or exchange of capital stock»-and in such case such stockholders only ae shall he stockholders of record on the date so fixed shall he entitled to such notice of, and to vote at, such meeting» or to receive payment of such dividend», or to receive such allotment of righta» or to exercise such rights, as the case may be» notwithstanding any transfer of any stock on the hooks of the corporation after any such record date fixed as aforesaid*

” SECTIOÏ’5* DIVIBESDS* Subject to’the . . _ provisions of the Certificate of Incorporation,, if any* the directors may declare dividende-upon the * capital* stock of the corporation ae and when they deem expedient* Before declaring* any dividend there may “be set apart out of any funds of the cor-V . . ^oration available for dividends» such sum or sums m‘.the directors from; time to time in their discretion* think proper for sorting capital or as a reserve fund to’meet contingencies or. for equalizing dividende* or for [such other purposes as the directors shall think conducive to the interests of the corporation.
- . ‘ ABTICLE VII
. fflSCBLLAHBOUS PROVISIONS SSGTIOH I, CORPORATE SEAL* The corporate seal shall be circular in form and shall contain the name of the corporation» the year of its creation and the vtfords «CORPORATE SEAL DELAWARE** Said* seal may be used hj causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise*
SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year»

*:- , -SSCTÎOÏÏ 3r.. raiMOIPja.OTOICJBt The. principal office shall “be established and maintained at the office of the UIITBD STATES COHPOEAÏIOH COMPAHY» at -, .19*21. Dover &*®®nt in the City of I)over» in the County of Kent* in the State of Del&vs&re» and e&id corporation shall be the reaident agent of this corporation in charge thereof» A duplicate stock ledger shall he kept at auch office»
‘. ,• S2CI1SK4. . CHECKS, BRAÏT5, HOTSSi All .checks, drafta or other orders for the payment of money» notes or other evidences, of indebtedness* issued in the name of the corporation EhaLl he erigned by euch officer or officers, agent or agents of the cor poration, and in such manner as shall from time to * time be determined by resolution of the Board of Direct vtore »•..*.. . . ^ ‘...-.: •-•’•-
SJSCTIOH 5» SOTIC1 AH) WAIVER 0Ï NOTICE* Ifilhenever any notice is required by these by-laws to be given» personal notice is not meant unlees expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a poet office box in a sealed post paid wrapper, addressed to the person entitled thereto at hie last kno^n post office addreas» and such notice shall bè ... •. deemed to have been given on the day .of guch mailing, Any notice required to be given under these by~lavss may be waived by the person entitled thereto»’ Stock holders not entitled to vote shall’.not. be entitled . . to receive notice of any meetings except m otherwise provided by statute* • ‘- : < -
• , AHTICL1 YÏII •’•• ; SECTIOH î* AHB^UE^ Oï’BÏ^LAHBi The stockholders, by the affirmative vote of the holders of a majority of the stock issued and. outstanding» or the directors, by the affirmative vote ctf a majority of the-directors» may at any meeting* provided the eubetance of the proposed amendment ehall have been atated in the notice of the meeting» amend or alter any of these by-lav*s,

Mr» Breaks then moved that the By-Laws of Crown Iron Works Company as heretofore amended be further amended by striking out â&ÏICLB IV of said By-Laws entitled “Of f leers[1]‘, including Sectional through 6? and inserting in lieu thereof the following :
“ARTICLE IV Officers, Sea» 1 — Officers The officers of the corporation shall consist of a chairman of the boatfd, a president, one or more Vice presidents, a secretary and a treasurer, and such other officers as may froia time to time be chosen by the directors» The chairman of the board and president shall be directors» The other officers may or may not be directors* Any two offices except those of president and, vice president may be held by the same person»
See. 2 — Election and Term The chairman of the board, president, vice presidents, secretary and treasurer, shall be elected by the board of directors at its annual meeting, and each of said officers, unless earlier removed, shall hold office for one year and until their successors have been elected and have qualified* The tenure and term of all other officers shall be fixed by the board of directors»

geo. 3 — Duties and Compensation The officers of the company shall perform the duties* specified in these By-iLators, and in addition thereto, such other duties as may be delegated to them from time to time hy the board of directors. Tho compensation of senior management officers, including the chairman of the board, president, vice presidents,.; secretary and treasurer, shall be determined by the board of directors *
Sec» 4,r. Chairman of. the Board The chaixsaan of the board shall presidevat all meetings of directors and shareholders» In addition to performing his duties as a member of the board of directors, he shall act as chief executive officer of the corporation and perform all the functions customarily performed by such chief executive, subject to the direption and control of the board of directors, gee» 5.- President in the event of the absence or disability of the chairman of the board, the president shall preside at all shareholders and directors meetings and act as chief executive officer of the company in place of the chairman of the board, subject to the direction and control of the board.
Sec» 6 — Vice Presidents Each of the vice presidents shall perform the particular functions delegated to him by the board of directors. None of the vice presidents shall automatically succeed to the office of the president in the event of a vacancy in that office»
. geo » .? ~ Secretary -$he secretary shall be the custodian of. the corporate seal* He shall kea# the stock book of the corporation and shall keep minutes of all the meetings of the shareholders and directors. He shall also.issue notices of xnee tings of shareholders and direetors in accordance with the By-Laws, He shall also perform any further duties assigned to him from time to-time by the board,
Sec. 8 — treasurer The treasurer shall keep complete books of account of all money transactions of the corporation and supervise the auditing of such books. He shall have charge of all the monies and funds of the corporation and shall keep the same in such depositories as- may be selected by the directors 9 such funds to be drawn upon in the manner prescribed by the directors. The treasurer shall prepare and furnish to the directors such financial reports as may be required by the board from time to time.
Sec, 9 — Vacancies and Removal Any officer may be removed at any time by the board of directors with or without cause* In case of a vacancy in any office, such vacancy shall be filled for the remainder of the term by the board of directors. In case of the absence or temporary disability of any officer, except the chairman of the Jboardr the person designated by the board of directors shall temporarily perform the duties of such office.”
Thin motion to amend the By-Laws was dttly seconded by Mr* Hittenhouse and unanimously carried* The following officers were duly nominated and unanimously elected to serve until the next annual election and until their successors have been duly elected and have qualified, vizs Clifford Anderson, chairman of the Board
Clifford lé Anderson, President Donald C« Hittenhouse, Vice #x&s* & Treasurer
George E» Anderson, Secretary Boyt C*. Fuller, Assistant Secretary
Mr. Hittenhouse, Treasurer of the Company, than called attention to the fact that the Midland national Bank of Minneapolis would require a new resolution authorizing the execution of checks and other instruments by the new officers* To that end, he moved the adoption of the following resolution which was put to a vote and unanimously carried: